Amendment No. 6
                               To
                  Schedule A to Exhibit (10)(x)
                        February 1, 1994


Form of Indemnification Agreement with each Director is dated as of December 11, 1986, except for the Agreements with:

     (i)  Messrs. Charles R. Weaver and Richard B.

          Madden, which are dated as of February 20,

          1987, and May 6, 1988, respectively;

    (ii)  Messrs. Allen F. Jacobson and Richard M.

          Morrow and Dr. William T. Weyerhaeuser, which

          are dated as of February 22, 1990;

   (iii)  Mr. John M. Richards, which is dated as of

          January 1, 1991;

    (iv)  Mrs. Vivian W. Piasecki and Mr. Richard M.

          Rosenberg, which are dated as of December 10,

          1992; and

     (v)  Mr. Kenneth T. Derr, which is dated as of

          January 1, 1994.